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Exhibit 4.1

        LAB INTERNATIONAL INC.

CONTINUED UNDER THE CANADA BUSINESS CORPORATIONS ACT PROROGÉE EN VERTU DE LA LOI CANADIENNE SUR LES LES SOCIÉTÉS PAR ACTIONS

NUMBER / NUMERO 00404	SHARES / ACTIONS **50,000**

CUSIP 50535P 10 3
**THE LAURUS MASTER FUND LTD**
THIS CERTIFIES THAT LES PRÉSENTES ATTESTENT QUE
*50,000********* **50,000******** ***50,000******* ****50,000****** *****50,000*****

IS THE REGISTERED HOLDER OF EST LE DÉTENTEUR IMMATRICULÉ DE

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF	ACTIONS ORDINAIRES SANS VALEUR NOMINALE OU AU PAIR, ENTIEREMENT LIBEREES ET NON-COTISABLES, DE

LAB INTERNATIONAL INC.

These shares are transferable on the books of the Corporation by the registered holder or his attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.	Ces actions sont transférables sur les registres de la Société par le défenteur immatriculé ou son mandalaire, sur remise de ce certificat regulièrement endossé Ce certificat n'est pas valicle à moins d'étre contresigne par I'Agent de Transfert et immatriculé par le Registraire.
Witness the signatures of the duly authorized officers of the Corporation.	En Foi De Quoi les représentants dûment autorisés de la Societé ont signé.

              DATED    July 13, 2006
              DATE

CHIEF FINANCIAL OFFICER

/s/Illegible
CHEF DE LA DIRECTION FINANCIERE
COUNTERSIGNED AND REGISTERED CONTRESIGNE ET IMMATRICULÉ EQUITY TRANSFER SERVICES INC. TORONTO TRANSFER AGENT AND REGISTERED AGENT DE TRANSFERT ET REGISTRAIRE

EQUITY TRANSFER & TRUST COMPANY TORONTO	CHIEF EXECUTIVE OFFICER

/s/ Illegible	/s/Illegible
AUTHORIZED OFFICER—OFFICER AUTORISÉ	CHEF DE LA DIRECTION

TRANSFERABLE TORONTO 1299-969403-26926546722	TRANSFÉRABLE TORONTO

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  Exhibit 4.1